UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒ Soliciting Material under § 240.14a-12

SERVOTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

PAUL L. SNYDER III

FOUNDERS SOFTWARE, INC.

BEAVER HOLLOW WELLNESS, LLC

KATHLEEN ANN SCHEFFER

CHRISTINE R. MARLOW

MICHAEL W. DOLPP

CHARLES C. ALFIERO

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On February 25, 2025, Beaver Hollow Wellness, LLC issued the following press release via PR Newswire:

**Inside the Fight for Control of Servotronics: Paul Snyder's SAVE Servotronics Plan Takes Center Stage**

**Buffalo, NY – February 25, 2025** – The Buffalo News recently published an in-depth story on the proxy fight for control of Servotronics, Inc. (NYSE American – SVT), the Elma, New York-based manufacturer of high-performance servo valves for the aerospace industry. The battle pits Paul Snyder III, Servotronics' largest individual shareholder, against the current board, with Snyder championing his transformative SAVE Servotronics plan to revitalize the company and protect Western New York jobs.

According to *The Buffalo News*, "A dissident shareholder campaign aiming to win a majority on Servotronics' board involves some prominent Buffalo family names. Paul Snyder III, who is spearheading the effort, is Servotronics' largest individual shareholder, owning 15.2% of its shares. Charles 'Chris' Alfiero, the son of prominent Buffalo executive Sal Alfiero who now oversees the family's business and charitable ventures, is one of the group's nominees for a board seat."

Read the full article from *The Buffalo News* here: [Inside the fight for control of Servotronics] (https://buffalonews.com/news/local/business/inside-the-fight-for-controlof-servotronics/article_1d9308d8-e7e0-11ef-9608-0f7d82dc8211.html).

**The SAVE Servotronics Plan: A Path to Renewal and Growth**

Snyder's SAVE Servotronics plan is a comprehensive strategy designed to unlock the company’s untapped potential while ensuring it remains a vibrant part of the Western New York economy. The plan prioritizes:

1. **Strategic Leadership:** Electing a board with the experience and vision to drive innovation and operational excellence.

2. **Accountability and Transparency:** Conducting an internal investigation into potential unjust enrichment to ensure ethical governance.

3. **Value Creation:** Implementing operational efficiencies and growth initiatives aimed at boosting profitability and shareholder returns.

4. **Empowering Employees:** Investing in workforce development and innovation to solidify Servotronics' industry leadership.

"I'm passionate about this because I cannot stand by and watch another vital Western New

York company decline," Snyder stated. "The SAVE Servotronics plan represents a fresh start—one rooted in accountability, innovation, and a commitment to the community."

**A Company at a Crossroads**

Servotronics’ stagnant stock performance and lackluster financial results underscore the urgent need for change. As *The Buffalo News* reported, the company's stock price remains at 2016 levels, while the S&P 500 has nearly tripled in that time. Through the first nine months of 2024, Servotronics reported a net loss of $251,000 on sales of $35.1 million, with fourth-quarter and full-year results still unreleased.

In a January 13, 2025 regulatory filing, Snyder formally initiated a proxy contest to secure board seats for himself, Alfiero, and two other highly qualified nominees. On January 28, Snyder issued a formal demand for an internal investigation into potential unjust enrichment at Servotronics, reinforcing his commitment to ethical leadership and shareholder rights.

**Growing Support from Employees**

Since *The Buffalo News* story ran, numerous current and former employees of Servotronics have reached out to express their support for the SAVE Servotronics plan. Many have shared their concerns about the company's direction under current leadership and their belief that Snyder's vision offers the best path forward for both the company and its workforce.

**Protecting Western New York Jobs**

Beyond financial performance, Snyder's vision is deeply rooted in community stewardship. "I'm passionate about this because I cannot stand by and watch another story unfold that is a complete loss to this community, when I have a front-row seat to try to change it," Snyder told *The Buffalo News*. His SAVE Servotronics plan ensures the company remains headquartered in Western New York, preventing the kind of corporate exodus that has harmed the region in the past.

**Make Your Voice Heard**

Servotronics shareholders are encouraged to support Snyder’s slate of board nominees and the SAVE Servotronics plan—a clear path toward revitalization, profitability, and community prosperity. For questions or more information, please contact Alliance Advisors at BHW@allianceadvisors.com.

Read Beaver Hollow Wellness' related letters to Servotronics shareholders and the Board of Directors here: [Beaver Hollow Wellness Letters] (https://www.prnewswire.com/newsreleases/beaver-hollow-wellness-issues-letters-to-servotronics-inc-nyse-american---svtshareholders-and-board-of-directors-302367895.html).

**Media Contact:**

Kevin Keenan

Keenan Communications Group

716-481-6806

kevin@keenancommunicationsgroup.com

**About Servotronics, Inc.:**

Servotronics, Inc. is a leading designer and manufacturer of advanced technology servo valves and other high-performance components for the aerospace industry. Based in Elma, New York, the company has long been a key contributor to the region’s industrial landscape.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Beaver Hollow Wellness, LLC, together with the other participants named herein (collectively, the “Group”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2025 annual meeting of stockholders of Servotronics, Inc., a Delaware corporation (the “Company”).

THE GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be Beaver Hollow Wellness, LLC, Founders Software, Inc., Paul L. Snyder, III, Kathleen Scheffer Christine R. Marlow, Michael W. Dolpp and Charles C. Alfiero.

As of the date hereof, Beaver Hollow Wellness, LLC beneficially owns directly 388,745 shares of common stock, par value $0.20 per share, of the Company (the “Common Stock”). Founders Software, Inc., as a member of, and holder of approximately 92 percent of the issued and outstanding membership interest of Beaver Hollow Wellness, LLC, may be deemed to beneficially own the 388,745 shares of Common Stock owned directly by Beaver Hollow Wellness, LLC. Paul L. Snyder III, as the indirect, majority shareholder and Chairman of the Board of Directors of Founders Software, may be deemed to beneficially own the 388,745 shares of Common Stock owned directly by Beaver Hollow Wellness, LLC. As of the date hereof, Kathleeen Ann Scheffer beneficially owns directly 2,173 shares of Common Stock. As of the date hereof, none of Christine R. Marlow, Michael W. Dolpp or Charles C. Alfiero beneficially owns any Common Stock.